UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: November 4, 2004)

AMERUS GROUP CO.

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET
DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (515) 362-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Ward M. Klein and Heidi L. Steiger were appointed to the Board of Directors of AmerUs Group Co. (“Company”) on November 4, 2004. Mr. Klein was named as a member of the Company’s Human Resources and Compensation Committee and Ms. Steiger was named as a member of the Company’s Investment and Risk Management Committee. There are no arrangements or understandings between Mr. Klein or Ms. Steiger and any other persons pursuant to which either director was elected. There are no transactions involving the Company and Mr. Klein or Ms. Steiger that would be required to be reported by Item 404(a) of Regulation S-K. The Company issued a press release announcing the appointment of Mr. Klein and Ms. Steiger. A copy of this release is furnished as Exhibit 99.1 to this Current Report on
Form 8-K and is incorporated herein by reference.

Item 9.01 (c). Financial Statements and Exhibits

99.1 Press Release dated November 5, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
	By:	/s/ Melinda Urion
Melinda Urion
Dated: November 8, 2004		Executive Vice President, Chief Financial Officer & Treasurer

EXHIBITS

Exhibit No.	Description
99.1	Press Release dated November 5, 2004